================================================================================





                          AGREEMENT AND PLAN OF MERGER


                                     Among


                          BORLAND INTERNATIONAL, INC.

                            ASPEN ACQUISITION CORP.

                                      and

                          OPEN ENVIRONMENT CORPORATION



                               Dated May 11, 1996





================================================================================

                              TABLE OF CONTENTS
                              -----------------



Section                                                              Page
- -------                                                              ----

                                  ARTICLE I

                                  THE MERGER
                                  ----------

1.01.  The Merger...................................................   1
1.02.  Effective Time; Closing......................................   1
1.03.  Effect of the Merger.........................................   2
1.04.  Certificate of Incorporation; Bylaws.........................   2
1.05.  Directors and Officers.......................................   3

                                  ARTICLE II

              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
              --------------------------------------------------

2.01.  Conversion of Securities.....................................   3
2.02.  Exchange of Certificates.....................................   4
2.03.  Stock Transfer Books.........................................   7
2.04.  Stock Options................................................   7
2.05.  Employee Stock Purchase Plan.................................   8

                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE TARGET
                 --------------------------------------------

3.01.  Organization and Qualification; Subsidiaries.................   9
3.02.  Certificate of Incorporation and Bylaws......................   9
3.03.  Capitalization...............................................   9
3.04.  Authority Relative to This Agreement.........................  10
3.05.  No Conflict; Required Filings and Consents...................  10
3.06.  Permits; Compliance..........................................  11
3.07.  SEC Filings; Financial Statements............................  11
3.08.  Absence of Certain Changes or Events.........................  12
3.09.  Absence of Litigation........................................  13
3.10.  Employee Benefit Plans.......................................  14
3.11.  Labor Matters................................................  14
3.12.  Intellectual Property........................................  15
3.13.  Taxes........................................................  16
3.14.  Environmental Matters........................................  16
3.15.  Target Products; Regulation..................................  18



3.16.  Opinion of Financial Advisor.................................  18
3.17.  Vote Required................................................  18
3.18.  Brokers......................................................  18
3.19.  Tangible Property............................................  18
3.20.  Material Contracts...........................................  19
3.21.  Parachute Payments...........................................  19
3.22.  Certain Business Practices...................................  19
3.23.  Real Property and Leases.....................................  19
3.24.  Insurance....................................................  19
3.25.  Accounting and Tax Matters...................................  20
3.26.  Board Recommendation.........................................  20
3.27.  Pooling Matters..............................................  20
3.28.  Change in Control............................................  20
3.29.  Interest of Officers and Directors...........................  20
3.30.  Disclosure...................................................  21

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR
                  ------------------------------------------
                               AND ACQUIROR SUB
                               ----------------

4.01.  Corporate Organization and Qualification.....................  21
4.02.  Certificate of Incorporation and Bylaws......................  22
4.03.  Capitalization...............................................  22
4.04.  Authority Relative to This Agreement.........................  22
4.05.  No Conflict; Required Filings and Consents...................  23
4.06.  SEC Filings; Financial Statements............................  24
4.07.  Absence of Certain Changes or Events.........................  24
4.08.  Absence of Litigation........................................  25
4.09.  Taxes........................................................  25
4.10.  Agreements, Contracts and Commitments........................  26
4.11.  Ownership of Acquiror Sub; No Prior Activities...............  26
4.12.  Brokers......................................................  26
4.13.  Acquiror Common Shares.......................................  26
4.14.  Pooling Matters..............................................  27

                                  ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGER
                    --------------------------------------

5.01.  Conduct of Business by the Target Pending the Merger.........  27
5.02.  Conduct of Business by Acquiror Pending the Merger...........  29



                                  ARTICLE VI

                            ADDITIONAL AGREEMENTS
                            ---------------------

6.01.  Registration Statement; Proxy Statement......................  29
6.02.  Target Stockholder Meeting...................................  31
6.03.  Appropriate Action; Consents; Filings........................  32
6.04.  Access to Information; Confidentiality.......................  33
6.05.  No Solicitation of Transactions..............................  33
6.06.  Indemnification of Directors and Officers....................  34
6.07.  Obligations of Acquiror Sub..................................  35
6.08.  Public Announcements.........................................  35
6.09.  Delivery of SEC Documents....................................  35
6.10.  Environmental Assessment.....................................  35
6.11.  Notification of Certain Matters..............................  35
6.12.  Further Action...............................................  36
6.13.  Affiliates; Accounting and Tax Treatment.....................  36
6.14.  Antitrust Laws...............................................  36
6.15.  Tax Free Reorganization......................................  36

                                 ARTICLE VII

                           CONDITIONS TO THE MERGER
                           ------------------------

7.01.  Conditions to the Obligations of Each Party..................  36
7.02.  Conditions to the Obligations of Acquiror and Acquiror Sub...  37
7.03.  Conditions to the Obligations of the Target..................  40

                                 ARTICLE VIII

                      TERMINATION, AMENDMENT AND WAIVER
                      ---------------------------------

8.01.  Termination..................................................  42
8.02.  Fees and Expenses............................................  44
8.03.  Amendment....................................................  45
8.04.  Waiver.......................................................  45

                                  ARTICLE IX

                              GENERAL PROVISIONS
                              ------------------

9.01.  Non-Survival of Representations, Warranties and Agreements...  45
9.02.  Notices......................................................  46



9.03.  Certain Definitions..........................................  46
9.04.  Severability.................................................  48
9.05.  Assignment; Binding Effect; Benefit..........................  48
9.06.  Incorporation of Schedules...................................  48
9.07.  Specific Performance.........................................  48
9.08.  Governing Law................................................  48
9.09.  Forum........................................................  48
9.10.  Headings.....................................................  49
9.11.  Counterparts.................................................  49
9.12.  Waiver of Jury Trial.........................................  49
9.13.  Entire Agreement.............................................  49


       This AGREEMENT AND PLAN OF MERGER, dated as of May 11, 1996 (this "Agreement"), by and among Borland International, Inc., a Delaware corporation
 ---------
("Acquiror"), Aspen Acquisition Corp., a Delaware corporation and a direct,
  --------
wholly-owned subsidiary of Acquiror ("Acquiror Sub"), and Open Environment
                                      ------------
Corporation, a Delaware corporation (the "Target"), is made with reference to
                                          ------
the following:

       1. Acquiror Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware
                                                                        --------
Law"), will merge with and into the Target (the "Merger").
- ---                                              ------

       2. The Board of Directors of the Target (i) has determined that the Merger is in the best interests of the Target and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby ("Transactions") and (ii) has unanimously recommended approval and adoption of
  ------------
this Agreement and approval of the Merger by, and has directed that this Agreement and the Merger be submitted to a vote of, the stockholders of the Target.

       3. The Boards of Directors of Acquiror and Acquiror Sub have determined that the Merger is in the best interests of Acquiror, Acquiror Sub and their stockholders and have unanimously approved and adopted this Agreement and the Transactions.

       4. The parties intend that for income tax purposes the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes the Merger shall be accounted for as a pooling of interests.

       The parties hereto agree as follows:


                                  ARTICLE I

                                  THE MERGER
                                  ----------

       SECTION 1.01.  The Merger.  Upon the terms and subject to the conditions
                      ----------
set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as hereinafter defined), Acquiror Sub shall be merged with and into the Target. As a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and the Target shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). The name of the
                                ---------------------
Surviving Corporation shall be Open Environment Corporation.

       SECTION 1.02.  Effective Time; Closing.  As promptly as practicable and
                      -----------------------
in no event later than the third business day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary
                                     ---------------------
of State of the State of Delaware (the "Secretary") in such form as is required
                                        ---------
by, and executed in accordance with the relevant provisions of, Delaware Law.

The term "Effective Time" means the date and time of the filing of the
          --------------
Certificate of Merger with the Secretary (or such later time as may be agreed in writing by each of the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing will be held at the Palo Alto, California offices of Baker & McKenzie, 660 Hansen Way, Palo Alto, California 94304 (or such other place and time as the parties may agree).

       SECTION 1.03.  Effect of the Merger.  At the Effective Time, the effect
                      --------------------
of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights, privileges, immunities, powers and franchises (of a public as well as of a private nature) of the Target and Acquiror Sub and all property (real, personal and mixed) of the Target and Acquiror Sub and all debts due to either the Target or Acquiror Sub on any account, including subscriptions to shares, and all other choses in action, and every other interest of or belonging to or due to each of the Target and Acquiror Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of each of the Target and Acquiror Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities, obligations and duties had been incurred or contracted by the Surviving Corporation. The title to any real estate or any interest therein vested, by deed or otherwise, in the Target or Acquiror Sub shall not revert or in any way become impaired by reason of the Merger, and all rights of creditors and all liens upon any property of the Target or Acquiror Sub shall be preserved unimpaired following the Merger.

       SECTION 1.04.  Certificate of Incorporation; Bylaws.  (a)  At the
                      ------------------------------------
Effective Time, the Certificate of Incorporation of Acquiror Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, except that Article I of the Certificate of Incorporation of the Surviving Corporation shall be deemed amended at the Effective Time by operation of this Agreement and by virtue of the Merger without any further action by the stockholders or directors of the Surviving Corporation, the Target or Acquiror Sub to change the name of the Surviving Corporation to Open Environment Corporation.

           (b) At the Effective Time, the Bylaws of Acquiror Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

       SECTION 1.05.  Directors and Officers.  The directors and officers of
                      ----------------------
Acquiror Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until a successor is elected or appointed and has qualified or until the earliest of such director or officer's death, resignation, removal or disqualification.


                                  ARTICLE II

              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
              --------------------------------------------------

       SECTION 2.01.  Conversion of Securities.  At the Effective Time, by
                      ------------------------
virtue of the Merger and without any action on the part of Acquiror Sub, the Target or the holders of any of the shares of capital stock referred to below:

           (a)  Subject to the other provisions of this Section 2.01 and to
       Section 2.02:

               (i) each share of common stock, $0.01 par value, of the Target ("Target Common Stock") issued and outstanding immediately prior to
             -------------------
           the Effective Time (excluding any shares held by the Target, Acquiror or Acquiror Sub or any other direct or indirect wholly owned subsidiary of Acquiror or the Target immediately prior to the Merger (the "Cancelable Shares")) shall be converted into the right
                        -----------------
           to receive .51 shares (the "Exchange Ratio") of common stock, $0.01
                                       --------------
           par value ("Acquiror Common Stock"), of Acquiror.  At the Effective
                       ---------------------
           Time, all such shares of Target Common Stock shall no longer be outstanding and automatically shall be canceled and cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive a certificate representing the shares of Acquiror Common Stock into which such shares of Target Common Stock were converted in the Merger. The holders of certificates previously evidencing such shares of Target Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Target Common Stock except as otherwise provided herein or by Delaware Law. Such certificates previously evidencing shares of Target Common Stock shall be exchanged for certificates representing whole shares of Acquiror Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of
           Section 2.02, without interest. No fractional shares of Acquiror Common Stock shall be issued, and, in lieu thereof a cash payment shall be made pursuant to Section 2.02(e);

               (ii) each Cancelable Share shall automatically be canceled and cease to exist, and no consideration shall be paid or payable in respect of such shares; and

               (iii) each share of common stock, par value $.01 per share, of Acquiror Sub ("Acquiror Sub Common Stock") issued and outstanding
                          -------------------------
           immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation at the Effective Time, and the Surviving Corporation thereafter shall have no other equity securities.

           (b) Notwithstanding paragraph (a), if the Average Trading Price (as hereinafter defined) of the Acquiror Common Stock on the Determination Date (as hereinafter defined) shall be in excess of $25.00 or below $12.75, then the Exchange Ratio shall be adjusted downward or upward, respectively, in accordance with this Section 2.01(b). The term
       "Average Trading Price" shall be determined as the average of the closing
        ---------------------
       prices of Acquiror Common Stock, as quoted on The National Association of Securities Dealers Automated Quotations - National Market System ("Nasdaq"), for the fifteen (15) Nasdaq trading days immediately
         ------
       preceding and including the Determination Date.  The term "Determination
                                                                  -------------
       Date" shall mean the date which is five (5) business days (or such
       ----
       greater number of days as may be required by applicable law) prior to the date of the Target Stockholders' Meeting (as hereinafter defined) or, if such date is not a Nasdaq trading day, the Nasdaq trading day first immediately preceding such date. If the Average Trading Price is less than $12.75, then the Exchange Ratio shall be adjusted to equal .51 times $12.75 divided by the Average Trading Price. If the Average Trading Price is greater than $25.00, then the Exchange Ratio shall be adjusted to equal .51 times $25.00 divided by the Average Trading Price.

           (c) If between the date of this Agreement and the Effective Time the outstanding shares of Acquiror Common Stock or Target Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, reclassification, recapitalization, split, division, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, reclassification, recapitalization, split, division, combination or exchange of shares.

       SECTION 2.02.  Exchange of Certificates.  (a)  Exchange Agent.  As of or
                      ------------------------        --------------
before the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with a bank or trust company organized under the laws of, and having an office in, the United States or any state thereof and designated by Acquiror (the "Exchange Agent"), for the benefit of the holders of shares of Target
      --------------
Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the aggregate number of whole shares of Acquiror Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Target Common Stock and cash in an amount sufficient to permit payment of cash payable in lieu of fractional shares pursuant to Section 2.02(e) (such certificates for shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto, and cash, being hereinafter referred to as the "Exchange Fund").  The Exchange Agent
                                      -------------
shall, pursuant to irrevocable instructions from Acquiror, deliver the Acquiror Common Stock and cash contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose; provided, however, that the Exchange Fund may be invested by the Exchange Agent,
- --------  -------
pursuant to instructions from Acquiror, in obligations of or guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks located in the United States with capital, surplus and undivided profits aggregating in excess of $150 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise); provided further that any such
                                                  -------- -------
investment or resulting payment of earnings shall not delay the receipt by holders of shares of Target Common Stock of shares of Acquiror Common Stock into which the Target Common Stock was converted in the Merger or otherwise impair such holders' respective rights hereunder. In the event the Exchange Fund shall realize a loss on any such investment, Acquiror shall promptly thereafter deposit in such Exchange Fund cash in an amount sufficient to enable such Exchange Fund to satisfy all remaining obligations originally contemplated to be paid out of such Exchange Fund. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or Acquiror, as Acquiror directs.

           (b) Exchange Procedures.  As soon as reasonably practicable after the
               -------------------
       Effective Time, Acquiror will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Target
       Common Stock (other than Cancelable Shares) (the "Certificates") (i) a
                                                         ------------
       letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Acquiror Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock which such holder has the right to receive in respect of the shares of Target Common Stock formerly represented by such Certificate (after taking into account all shares of Target Common Stock then held by such holder), together with cash in lieu of fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or distribution to which such holder is entitled pursuant to
       Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. Subject to Section 2.02(h), under no circumstances will any holder of a Certificate be entitled to receive any part of the shares of Acquiror Common Stock into which the shares of Target Common Stock were converted in the Merger until such holder shall have surrendered such Certificate. In the event of a transfer of ownership of shares of Target Common Stock which is not registered in the transfer records of the Target, the shares of Acquiror Common Stock into which the Target Common Stock were converted in the Merger may be paid in accordance with this Article II to the transferee if the Certificate evidencing such shares of Target Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the certificate representing the number of whole shares of Acquiror Common Stock which such holder has the right to receive in respect of the shares of Target Common Stock formerly represented by such Certificate (after taking into account all shares of Target Common Stock then held by such holder), together with cash in lieu of fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or distribution to which such holder is entitled pursuant to
       Section 2.02(c).

           (c) Distributions with Respect to Unexchanged Shares of Acquiror
               ------------------------------------------------------------
       Common Stock.  No dividends or other distributions declared or made
       ------------
       after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock evidenced thereby, until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of such Certificate, in addition to the shares of Acquiror Common Stock as provided in 2.02(b), without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of Acquiror Common Stock evidenced by such Certificate.

           (d) No Further Rights in Target Common Stock.  All shares of Acquiror
               ----------------------------------------
       Common Stock issued or paid upon conversion of the shares of Target Common Stock in accordance with the terms hereof (including any cash paid or other distributions pursuant to Section 2.02(c) and (e)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Target Common Stock.

           (e) No Fractional Shares.  No certificates or scrip evidencing
               --------------------
       fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock, after aggregating all shares of Acquiror Common Stock which such holder would be entitled to receive under Section 2.01, shall receive an amount equal to that Average Trading Price multiplied by the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled, without interest.

           (f) Termination of Exchange Fund.  Any portion of the Exchange Fund
               ----------------------------
       which remains undistributed to the holders of Target Common Stock for one year after the Effective Time shall be delivered to Acquiror, upon demand, and, subject to Section 2.02(g), any holders of Target Common Stock who have not theretofore complied with this Article II shall thereafter look only to Acquiror for the shares of Acquiror Common Stock, any cash in lieu of fractional shares of Acquiror Common Stock to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which they are entitled pursuant to Section 2.02(c).

           (g) No Liability.  Neither Acquiror, Exchange Agent nor the Surviving
               ------------
       Corporation shall be liable to any holder of shares of Target Common Stock for any shares of Acquiror Common Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

           (h) Lost Certificates.  If any Certificate shall have been lost,
               -----------------
       stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Acquiror Common Stock, and unpaid dividends and distributions on shares of Acquiror Common Stock deliverable in respect thereof pursuant to this Agreement.


       SECTION 2.03.  Stock Transfer Books.  At the Effective Time, the stock
                      --------------------
transfer books of the Target shall be closed and there shall be no further registration of transfers of shares of Target Common Stock thereafter on the records of the Target. On or after the Effective Time, any Certificates presented to the Exchange Agent or Acquiror for any reason shall be converted into the shares of Acquiror Common Stock, cash in lieu of fractional shares of Acquiror Common Stock to which they are entitled pursuant to Section 2.02(e), if any, and any dividends or other distributions to which they are entitled pursuant to Section 2.02(c). If any shares of Target Common Stock are to be issued to a person other than the registered holder of the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such issuance that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance to a person other than the registered holder or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

       SECTION 2.04.  Stock Options.  (a)  All options (the "Target Options")
                      -------------                          --------------
outstanding, whether or not exercisable, whether or not vested, and whether or not performance-based, at the Effective Time under the Target's Amended and Restated 1993 Employee Stock Option Plan and 1995 Directors' Stock Option Plan, as amended (collectively, the "Target Stock Option Plans"), shall remain
                               -------------------------
outstanding following the Effective Time. At the Effective Time, the Target Options shall, by virtue of the Merger and without any further action on the part of the Target or the holders thereof, be assumed by Acquiror in such manner that Acquiror (i) is a corporation "assuming a stock option in a transaction to which Section

424(a) applied" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to any such Target Options, would be such a corporation were Section 424 of the Code applicable to such Target Options. From and after the Effective Time, all references to the Target in the Target Stock Option Plans and the applicable stock option agreements issued thereunder shall be deemed to refer to Acquiror, which shall have assumed the Target Stock Option Plans as of the Effective Time by virtue of this Agreement and without any further action. Each Target Option assumed by Acquiror (each a "Substitute Option") shall be exercisable upon the same
                     -----------------
terms and conditions as under the applicable Target Stock Option Plan and the applicable option agreement issued thereunder, except that (A) each such Target Option shall be exercisable for, and represent the right to acquire, that whole number of shares of Acquiror Common Stock (rounded down to the nearest whole share) equal to the number of shares of Target Common Stock subject to such Target Option multiplied by the Exchange Ratio; (B) the option price per share of Acquiror Common Stock shall be an amount equal to the option price per share of Target Common Stock subject to such Target Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent); and
(C) with respect to any Target Option which is performance-based, the performance targets may be adjusted following the Effective Time in the good faith judgment of the Board of Directors of Acquiror to fairly reflect the impact, if any, of the Transactions. No payment shall be made for fractional interests.

           (b) As soon as practicable after the Effective Time, Acquiror shall deliver to each holder of an outstanding Target Option an appropriate notice setting forth such holder's rights pursuant thereto and such Target Option shall continue in effect on the same terms and conditions (including any anti-dilution provisions, and subject to the adjustments required by this Section 2.04 after giving effect to the Merger). Acquiror shall comply with the terms of all such Target Options and ensure, to the extent required by, and subject to the provisions of, the Target Stock Option Plans that Target Options which qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 2.04. As of the Effective Time, the shares of Acquiror Common Stock subject to Target Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form and Acquiror shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses related thereto) for so long as Substitute Options remain outstanding.

       SECTION 2.05.  Employee Stock Purchase Plan.  Subject to the
                      ----------------------------
consummation of the Merger, the Target's 1995 Employee Stock Purchase Plan shall be terminated in accordance with its terms as of the end of the offering period ending June 30, 1996.

                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE TARGET
                 --------------------------------------------

       Except as set forth in the Disclosure Schedule delivered by the Target and signed by the Target and Acquiror for identification prior to the execution and delivery of this Agreement (the "Target Disclosure Schedule"), which shall
                                     --------------------------
identify exceptions by specific section references, the Target hereby represents and warrants to Acquiror and Acquiror Sub that:

       SECTION 3.01.  Organization and Qualification; Subsidiaries.  Each of the
                      --------------------------------------------
Target and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such governmental approvals would not have individually or in the aggregate a Material Adverse Effect. As used in this Agreement, the term "Material
                                                                 --------
Adverse Effect" means with respect to any person, any change or effect that is
- --------------
or is reasonably likely to be materially adverse to the financial condition, business or results of operations of such person and its subsidiaries, taken as a whole. Each of the Target and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Section 3.01 of the Target Disclosure Schedule, the Target does not directly or indirectly own any voting equity or similar voting interest in, or any interest convertible into or exchangeable or exercisable for, any voting equity or similar voting interest in, any corporation, partnership, joint venture or other business association or entity.

       SECTION 3.02.  Certificate of Incorporation and Bylaws.  The Target has
                      ---------------------------------------
heretofore furnished or made available to Acquiror a complete and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, of the Target and each of its subsidiaries. Neither the Target nor any of its subsidiaries is in violation of any provision of its Certificate of Incorporation or Bylaws.

       SECTION 3.03.  Capitalization.  The authorized capital stock of the
                      --------------
Target consists of 30,000,000 shares of Target Common Stock and 1,000,000 shares of preferred stock, $.01 par value ("Target Preferred Stock"). As of the date
                                     ----------------------
hereof (a) 7,519,325 shares of Target Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and not subject to preemptive rights, and (b) 1,203,191 shares of Target Common Stock are issuable pursuant to outstanding Target Options. No shares of Preferred Stock are issued and outstanding and no shares of capital stock of the Target have been acquired by the Target that are subject to outstanding pledges by the Target to secure the future payment of some or all of the purchase price for such shares. Except as set forth in this Section 3.03 and Section 3.03 of the Target Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Target obligating the Target to issue or sell any shares of capital stock of, or other equity interests in, the Target. Between December 31, 1995 and the date of this Agreement, no shares of Target Common Stock have been issued by the Target, except pursuant to the exercise of the stock options, described above, that were outstanding on December 31, 1995, in each case in accordance with their respective terms. All shares of Target Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Target to repurchase, redeem or otherwise acquire any shares of Target Common Stock.

       SECTION 3.04.  Authority Relative to This Agreement.  The Target has all
                      ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement and, with respect to the Merger, upon the approval and adoption of the Merger by the Target's stockholders in accordance with this Agreement and Delaware Law, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Target and the consummation by the Target of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Target are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Target Common Stock and the filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law). This Agreement has been duly and validly executed and delivered by the Target and, assuming the due authorization, execution and delivery of this Agreement by Acquiror and Acquiror Sub, constitutes a legal, valid and binding obligation of the Target, enforceable against the Target in accordance with its terms.

       SECTION 3.05.  No Conflict; Required Filings and Consents.  (a)  The
                      ------------------------------------------
execution and delivery of this Agreement by the Target do not, and the performance of this Agreement by the Target will not, subject to, (x) with respect to the Merger, obtaining the requisite approval and adoption of the Merger by the Target's stockholders in accordance with this Agreement and Delaware Law, and (y) obtaining the consents, approvals, authorizations and permits and making the filings described in Section 3.05(b) and Section 3.05(b) of the Target Disclosure Schedule, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Target, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Target or by which
                                   ----
any property or asset of the Target is bound or affected, or (iii) except as specified in Section 3.05(a)(iii) of the Target Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Target, or require the consent of any third party, pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Target is a party or by which the Target or any property or asset of the Target is bound or affected.

           (b) The execution and delivery of this Agreement by the Target do not, and the performance of this Agreement by the Target will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the
             ------------
       "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"),
        --------------                                          -------------
       the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law, (ii) as specified in Section 3.05(b) of the Target Disclosure Schedule and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect on Target and would not prevent or delay consummation of the Merger, or otherwise prevent the Target from performing its obligations under this Agreement.

       SECTION 3.06.  Permits; Compliance.  Except as disclosed in Section 3.06
                      -------------------
of the Target Disclosure Schedule, the Target is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any United States (federal, state or local) or foreign government or any governmental, regulatory or administrative authority, agency or commission or court of competent jurisdiction ("Governmental Authority") necessary for the Target to own, lease
               ----------------------
and operate its properties or to carry on its business as it is now being conducted (the "Target Permits"), except to the extent that the failure to
                --------------
possess any such franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals or orders would not in the aggregate have a Material Adverse Effect, and, as of the date hereof, no suspension or cancellation of any of the Target Permits is pending or, to the knowledge of the Target, threatened. Except as disclosed in Section
3.06 of the Target Disclosure Schedule, the Target is not in conflict with, or in default or violation of, (i) any Law applicable to the Target or by which any property or asset of the Target is bound or affected, (ii) any of the Target Permits or (iii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Target is a party or by which the Target or any property or asset of the Target is bound or affected.

       SECTION 3.07.  SEC Filings; Financial Statements.  (a)  The Target has
                      ---------------------------------
filed all forms, reports and documents required to be filed by it with the Securities and Exchange

Commission ("SEC") (collectively other than registration statements on Form
             ---
S-8, the "Target SEC Reports").  The Target SEC Reports (i) at the time
          ------------------
filed, complied in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed (or at the effective date thereof in the case of registration statements), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

           (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Target SEC Reports was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("U.S. GAAP") throughout the periods indicated (except as may
                   ---------
be indicated in the notes thereto and except that financial statements included with quarterly reports on Form 10-Q do not contain all U.S. GAAP notes to such financial statements) and each fairly presented in all material respects the financial position, results of operations and changes in stockholders' equity and cash flows of the Target as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect).

           (c) Except (i) to the extent set forth on the balance sheet of the Target as at December 31, 1995, including the notes thereto (the "1995
                                                                         ----
       Balance Sheet"), (ii) as set forth in Section 3.07(c) of the Target
       --------------
       Disclosure Schedule or (iii) disclosed in any SEC Report filed by the Target after December 31, 1995, the Target does not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with U.S. GAAP, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1995, which would not, individually or in the aggregate, be material in amount.

           (d) The Target has heretofore furnished to Acquiror complete and correct copies of all amendments and modifications (if any) that have not been filed by the Target with the SEC to all agreements, documents and other instruments that previously had been filed by the Target as exhibits to the Target SEC Reports and are currently in effect.

       SECTION 3.08.  Absence of Certain Changes or Events.  Since December 31,
                      ------------------------------------
1995, except as contemplated by, or disclosed pursuant to, this Agreement, including Section 3.08 of the Target Disclosure Schedule, or disclosed in any Target SEC Report filed since December 31, 1995 and prior to the date of this Agreement, the Target has conducted its business only in the ordinary course and in a manner consistent with past practice and, since December 31, 1995, there has not been (a) any event or events (whether or not covered by insurance), individually or in the aggregate, having a Material Adverse Effect, provided, however, that the Material Adverse Effect for purposes of this Section 3.08 shall not include any adverse effect following the date of this Agreement on the financial condition, business or results of operations of Target that is directly attributable to the Merger and the Transactions contemplated by this Agreement, the announcement of the Merger or any material economic downturn in the computer software industry or any material national economic downturn; (b) any material change by the Target in its accounting methods, principles or practices; (c) any entry by the Target into any commitment or transaction material to the Target, except in the ordinary course of business and consistent with past practice; (d) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Target or any redemption, purchase or other acquisition of any of its securities; (e) other than pursuant to the Plans (as defined in Section 3.10), any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan or individual agreement or arrangement, except in the ordinary course of business consistent with past practice; (f) any acquisition or sale of a material amount of property or assets of the Target or any of its subsidiaries; (g) any alteration in any term of any outstanding security of the Target or any of its subsidiaries; (h) any (A) incurrence, assumption or guarantee by the Target or any of its subsidiaries or any debt for borrowed money; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of the Target or any of its subsidiaries; or (C) issuance or sale of options or other rights to acquire from the Target or any of its subsidiaries, directly or indirectly, debt securities of the Target or any of its subsidiaries or any securities convertible into or exchangeable for any such debt securities; (i) any creation or assumption by the Target or any of its subsidiaries of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements or liens arising in the ordinary course of the Target's business which in the aggregate are not material and liens for taxes not yet due and payable); (j) any making of any loan, advance or capital contribution to or investment in any person other than travel loans or advances made in the ordinary course of business of the Target and its subsidiaries; (k) any entry into, amendment of, relinquishment, termination or non-renewal by the Target or any of its subsidiaries or any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Target in excess of $100,000 other than in the ordinary course of business; (l) any transfer or grant of a right under the Target's Intellectual Property Rights (as defined in Section 3.12), other than those transferred or granted in the ordinary course of business consistent with past practice; (m) any labor dispute, other than routine immaterial individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Target or any of its subsidiaries; or (n) any agreement or arrangement made by the Target or any of its subsidiaries to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section
3.08 untrue or incorrect as of the date when made.

       SECTION 3.09.  Absence of Litigation.  Except as disclosed in Section
                      ---------------------
3.09 of the Target Disclosure Schedule or the Target SEC Reports filed prior to the date of this Agreement, there is no claim, action, proceeding or investigation pending or, to the best knowledge of the Target, threatened against the Target, before any arbitrator or Governmental Authority which (a) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) seeks to and is reasonably likely to significantly delay or prevent the consummation of the Merger, or (c) has been asserted through the date hereof by reason of a material warranty claim covering any of the Target's current or past products. Neither the Target nor any property or asset of the Target is in violation of any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

       SECTION 3.10.  Employee Benefit Plans.  Section 3.10 of the Target
                      ----------------------
Disclosure Schedule lists (i) all material employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of the Target (the "Plans") and (ii) all written contracts
                                        -----
and agreements relating to employment and all severance agreements, with any of the directors, officers or employees of the Target (other than, in each case, any such contract or agreement that is terminable by the Target at will without expense arising from such termination, penalty or other adverse consequence) (the "Target Employment Contracts"). Section 3.10 of the Target Disclosure
      ---------------------------
Schedule sets forth the name of each officer or employee of the Target with an annual base compensation greater than $100,000 and the annual base compensation applicable to each such officer or employee. The Target has furnished Acquiror with a copy of each Plan and has made available upon request each material document prepared in connection with each Plan and each Target Employment Contract. None of the Plans is a multi-employer plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). None of
                                                              -----
the Plans promises or provides retiree medical or life insurance benefits to any person. Each Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter to affect the qualified status of such Plan. Each Plan has been operated in accordance with its terms and the requirements of applicable law except where the failure to so operate would not have a Material Adverse Effect. The Target has not incurred any direct or indirect material liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Plan or other retirement plan or arrangement and, as of the date hereof, no fact exists or event has occurred that would reasonably be expected to give rise to any such liability. No Plan is or has been covered by Title IV of ERISA or Section 412 of the Code. The Target has not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act and no fact or event exists that could give rise to liability under such act, except for such occurrences, noncompliances and liabilities as would not, individually or in the aggregate, have a Material Adverse Effect.

       SECTION 3.11.  Labor Matters.  The Target has no collective bargaining
                      -------------
agreements with any of its employees. There is no labor union organizing activity pending or, to the Target's knowledge, threatened with respect to the Target. Except as set forth in Section 3.11 of the Target Disclosure Schedule, no employee has any agreement or contract, written or verbal, regarding his or her employment. To the Target's knowledge, no employee of the Target, nor any consultant with whom the Target has contracted, is in violation of any term of any employment contract, patent disclosure agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Target because of the nature of the business to be conducted by the Target; and to the Target's knowledge the continued employment by the Target of its present employees, and the performance of the Target's contracts with its independent contractors, will not result in any such violation. The Target has not received any notice alleging that any such violation has occurred. Except as set forth in Section
3.11 of the Target Disclosure Schedule, each employee is employed on an "at will" basis and has no right to any material compensation following termination of employment with the Target. The Target is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Target, nor does the Target have a present intention to terminate the employment of any officer, key employee or group of key employees. Each employee, of the Target has executed a Proprietary Information and Inventions Agreement substantially in the form provided to counsel to the Acquiror.

       SECTION 3.12.  Intellectual Property.  Section 3.12 of the Target
                      ---------------------
Disclosure Schedule (A)(i) identifies each fictitious business name, trademark, service mark, trade name, copyright and all registrations and applications for any of the foregoing; (ii) lists each patent, invention, industrial model, process, design and all registrations and applications for any of the foregoing; and (iii) identifies any know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade dress, labels and logos, pertaining to any product, software or service manufactured, marketed, licensed or sold by the Company in the conduct of its business or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof; and (B) lists all contracts and other agreements to which the Target is a party, including, such contracts and agreements where Target is either as licensee or licensor, for each of the foregoing items of intellectual property (all of the foregoing, the "Target's Intellectual Property"). None of the Target's affiliates, including,
 ------------------------------
to the Target's knowledge, any of its stockholders, has any interest (other than as a stockholder of the Target) in, owns, possesses or otherwise holds in any manner any of the Target's Intellectual Property. All patents, copyrights, trademarks, including state, federal and foreign registrations and applications, and other rights and property that are necessary to the conduct of Target's business are listed in Section 3.12 of the Target Disclosure Schedule and are valid and in full force and effect. No rights or properties listed in Section
3.12 of the Target Disclosure Schedule are subject to maintenance fees or renewal fees. Except as set forth on Schedule 3.12 of the Target Disclosure Schedule, the Target owns or has the exclusive right to use the Target's Intellectual Property in connection with the business now operated by it. The Target has taken reasonable security measures to protect the secrecy, confidentiality and value of the Target's Intellectual Property. All trade secrets of the Target are presently valid and protectible and are not part of the public knowledge or literature, nor, to the Target's knowledge, have they been used, divulged or appropriated for the benefit of any person other than the Target or to the detriment of the Target. The Target has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the Target's Intellectual Property, and there is no claim, action, suit or proceeding pending or, to the best of Target's knowledge, threatened or reasonably anticipated against the Target with respect thereto nor any basis therefor. Except as set forth in Section 3.12 of the Target Disclosure Schedule, the Target is not required to pay any royalty or other amount to anyone with respect to any of the Target's Intellectual Property. The Target's trademarks, service marks, trade names, trade dress, labels and logos described in Section 3.12 of the Target Disclosure Schedule are sufficient for the conduct of its business as now conducted by it and as described in the SEC Reports. Neither the Target nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any the Target Intellectual Property other than indemnification provisions of customary scope for the industry included in license agreements executed by Target in the ordinary course of business. Neither the Target nor any of its subsidiaries has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any the Target Intellectual Property.

       SECTION 3.13.  Taxes.  (a) The Target has (i) filed all federal, state,
                      -----
local and foreign tax returns required to be filed by it prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all taxes shown to be due on such returns and paid all applicable ad valorem and value added taxes as are due, and (iii) paid or accrued all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Section 3.13(a) of the Target Disclosure Schedule, neither the Internal Revenue Service nor any other taxing authority has asserted any claim for taxes, or to the best knowledge of the Target, is threatening to assert any claims for taxes, which claims, individually or in the aggregate, could have a Material Adverse Effect. The Target has open years for federal tax returns only as set forth in the Section 3.13(a) of Target Disclosure Schedule. The Target has withheld or collected and paid over to the appropriate governmental authorities (or is properly holding for such payment) all taxes required by law to be withheld or collected, except for amounts which would not, individually or in the aggregate, have a Material Adverse Effect. The Target has not made an election under Section 341(f) of the Code. There are no liens for taxes upon the assets of the Target (other than liens for taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which would not, individually or in the aggregate, have a Material Adverse Effect.

       (b) The Target has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

       SECTION 3.14.  Environmental Matters.  (a)  For purposes of this
                      ---------------------
Agreement, the following terms shall have the following meanings:  (i)

"Hazardous Substances" means (A) those substances defined in or regulated under
- ---------------------
the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Toxic Substances Control
Act and the Clean Air Act; (B) petroleum and petroleum products, byproducts and breakdown products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) polychlorinated biphenyls; (E) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law; and (F) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "Environmental Laws" means any federal, state or local
                       ------------------
law, rule or regulation, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances or (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances.

           (b) Except as described in Section 3.14 of the Target Disclosure Schedule or as would not individually or in the aggregate result in or be likely to result in any fine, tax, assessment, penalty, loss, cost, damage, liability, expense or other payment related thereto in excess of $100,000: (i) the Target is and has been in compliance with all applicable Environmental Laws; (ii) the Target has obtained all permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws ("Environmental
                                                          -------------
       Permits") and is and has been in compliance with their requirements;
       --------
       (iii) such Environmental Permits are transferable to the Surviving Corporation pursuant to the Merger without the consent of any Governmental Authority; (iv) to the best knowledge of Target, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Substances are being or have been treated, stored or disposed of on any owned or leased real property or on any real property formerly owned, leased or occupied by the Target; (v) there is, to the best knowledge of the Target, no asbestos or asbestos-containing material on any owned or leased real property in violation of applicable Environmental Laws; (vi) the Target has not released, discharged or disposed of Hazardous Substances on any owned or leased real property or on any real property formerly owned, leased or occupied by the Target and to the best knowledge of Target none of such property is contaminated with any Hazardous Substances; (vii) the Target is not undertaking, and has not completed, any investigation or assessment or remedial or response action relating to any such release, discharge or disposal of or contamination with Hazardous Substances at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; (viii) there are no past, pending or threatened actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to Environmental Laws, any Environmental Permits or any Hazardous Substances ("Environmental Claims") against the Target or
                                  --------------------
       any of its property, and there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including without limitation with respect to any off-site disposal location presently or formerly used by the Target or, to the best knowledge of Target, any of its predecessors; and (ix) the Target can maintain present production levels or any planned expansion of production levels without requiring any material capital or operating expenditures to comply with applicable Environmental Laws and without any modification of its Environmental Permits or obtaining any additional Environmental Permits.

           (c) The Target has provided or made available to Acquiror or Acquiror Sub copies of any environmental reports, studies or analyses in its possession or under its control relating to owned or leased real property or the operations of the Target.

       SECTION 3.15.  Target Products; Regulation.  Except as disclosed in
                      ---------------------------
Section 3.15 of the Target Disclosure Schedule, there have been no written notices, citations or decisions by any Governmental Authority that any product produced, manufactured, marketed or distributed at any time by the Target (the

"Target Products") is defective or fails to meet any applicable standards
- ----------------
promulgated by any such Governmental Authority.

       SECTION 3.16.  Opinion of Financial Advisor.  The Target has received the
                      ----------------------------
written opinion of Donaldson Lufkin & Jenrette ("Target Banker") on the date of
                                                 -------------
this Agreement to the effect that the consideration to be paid by Acquiror in the Merger is fair from a financial point of view to the Target's stockholders as of the date thereof, and the Target will promptly, after the date of this Agreement, deliver a copy of such opinion to Acquiror. A copy of the Target Banker engagement letter, dated March 7, 1996, has previously been delivered to Acquiror.

       SECTION 3.17.  Vote Required.  The affirmative vote of the holders of a
                      -------------
majority of the then outstanding shares of Target Common Stock is the only vote of the holders of any class or series of capital stock of the Target necessary to approve the Merger.

       SECTION 3.18.  Brokers.  No broker, finder or investment banker (other
                      -------
than Target Banker) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Target. The Target has heretofore furnished to Acquiror a correct copy of all agreements between the Target and Target Banker pursuant to which such firm would be entitled to any payment relating to the Transactions.

       SECTION 3.19.  Tangible Property.  The Target and its subsidiaries have
                      -----------------
good and sufficient title to all their tangible properties and assets required to conduct their respective businesses, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect.

       SECTION 3.20.  Material Contracts.  Section 3.20 of the Target Disclosure
                      ------------------
Schedule lists each contract which is required by its terms or is currently expected to result in the payment or receipt by the Target of more than $100,000 and which is not terminable by the Target without the payment of any termination fee, penalty or fine on not more than three months' notice (a "Material
                                                               --------
Contract") to which the Target is a party.  Material Contracts shall also
- --------
include any contract containing covenants purporting to limit the Target's freedom or that of any of its subsidiaries to compete in any line of business in any geographic area and any other agreement, contract or commitment which is material to the Target and its subsidiaries taken as a whole. Each Material Contract is in full force and effect and is enforceable against the parties thereto (other than the Target) in accordance with its terms, and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a material default by the Target or, to the best knowledge of the Target, any third party under such Material Contracts. The Target has duly complied in all material respects with the provision of each Material Contract to which it is a party. There is no agreement, judgment, injunction, order or decree binding upon the Target or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Target or any of its subsidiaries, any acquisition of property by the Target or any of its subsidiaries or the conduct of business by the Target or any of its subsidiaries as currently conducted.

       SECTION 3.21.  Parachute Payments.  Except as disclosed in Section 3.21
                      ------------------
of the Target Disclosure Schedule, the Target has not entered into any agreement that would result in the making of "parachute payments," as defined in Section 280G of the Code, to any person.

       SECTION 3.22.  Certain Business Practices.  As of the date of this
                      --------------------------
Agreement, except for such actions which would not have a Material Adverse Effect, neither the Target nor any director, officer, or, to the best knowledge of the Target, any agent or employee of the Target has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other material unlawful payment.

       SECTION 3.23.  Real Property and Leases.  The Target has good and
                      ------------------------
sufficient title or leasehold interests to all its real properties to conduct its business as currently conducted.

       SECTION 3.24.  Insurance.  All material assets and risks of the Target
                      ---------
are covered by valid and currently effective insurance policies in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Target.

       SECTION 3.25.  Accounting and Tax Matters.
                      --------------------------

           (a) The Target is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

           (b) The Target is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

           (c) The amount of the net deferred tax asset reflected on the Target's books and records as of December 31, 1995, as computed in accordance with U.S. GAAP, was $812,300, it being understood that no representation is made hereby with respect to the ability of the Acquiror to realize such tax deferred assets.

       SECTION 3.26.  Board Recommendation.  At a meeting duly called and held
                      --------------------
in compliance with Delaware Law, the Board of Directors of the Target has unanimously adopted a resolution (i) approving the Merger, based on a determination that the Merger is fair to the holders of Target Common Stock and is in the best interests of such Target stockholders and (ii) approving and adopting this Agreement and the transactions contemplated hereby and recommending approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Target.

       SECTION 3.27.  Pooling Matters.  Neither the Target nor, to the best of
                      ---------------
Target's knowledge, any of its affiliates has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by the Acquiror or any of its affiliates) would affect the ability of the Acquiror to account for the business combination to be effected by the Merger as a pooling of interests in accordance with U.S. GAAP and applicable SEC rules.

       SECTION 3.28.  Change in Control.  Except as set forth in Section 3.28 of
                      -----------------
the Target Disclosure Schedule, the Target is not a party to any contract, agreement or understanding which contains a "change in control," "potential change in control" or similar provision. Except as set forth in this Agreement, the consummation of the Transactions will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from the Target to any person.

       SECTION 3.29.  Interest of Officers and Directors.  Except as disclosed
                      ----------------------------------
in Section 3.29 of the Target Disclosure Schedule, no officer or director of the Target or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from, or sells, licenses or furnishes to, the Target or any of its subsidiaries any goods, property, technology or intellectual or other property rights or services; (ii) any contract or agreement to which the Target or any of its subsidiaries is a party or by which it or its assets or properties may be bound or affected; or (iii) any property, real or personal, tangible or intangible, used in or pertaining to its business or that of its subsidiaries, including any interest in the Target Intellectual Property, except for rights as a shareholder, and except for rights under any Plan.

       SECTION 3.30.  Disclosure.  No representation or warranty made by the
                      ----------
Target in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by the Target or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. To the best knowledge of the Target after reasonable inquiry, there is no event, fact or condition that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect that has not been set forth in this Agreement or in the Target Disclosure Schedule.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR
                  ------------------------------------------
                               AND ACQUIROR SUB
                               ----------------

       Except as set forth in the Disclosure Schedules delivered by Acquiror to the Target and signed by the Target and Acquiror for identification prior to the execution and delivery of this Agreement (the "Acquiror Disclosure Schedule"),
                                               ----------------------------
which shall identify exceptions by specific section references, Acquiror and Acquiror Sub hereby, jointly and severally, represent and warrant to the Target that:

       SECTION 4.01.  Corporate Organization and Qualification.  Acquiror and
                      ----------------------------------------
each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Material Adverse Effect.

       SECTION 4.02.  Certificate of Incorporation and Bylaws.  Acquiror has
                      ---------------------------------------
heretofore furnished or made available to the Target a complete and correct copy of the Certificate of Incorporation and Bylaws of Acquiror, and the Certificate of Incorporation and Bylaws of Acquiror Sub, each as amended to date. Neither Acquiror nor Acquiror Sub is in violation of any provision of its Certificate of Incorporation or Bylaws.

       SECTION 4.03.  Capitalization.  As of the date of this Agreement, the
                      --------------
authorized capital stock of Acquiror consists of 100,000,000 shares of Acquiror Common Stock and 1,000,000 shares of preferred stock, $0.01 par value ("Acquiror Preferred Stock"). As of March 31, 1996, (a) 3,168,378 shares of Acquiror Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (b) no shares of Acquiror Common Stock were held in the treasury of Acquiror, (c) 6,577,211 shares of Acquiror Common Stock were reserved for future issuance pursuant to outstanding stock options or stock incentive rights granted pursuant to Acquiror's stock option plan, (d) no shares of Acquiror Preferred Stock were outstanding, and (e) an indeterminate number of shares of Acquiror Common Stock was reserved for issuance pursuant to the Company's Stockholders' Rights Plan. The authorized capital stock of Acquiror Sub consists of 1,000 shares of Acquiror Sub Common Stock, of which, as of the date of this Agreement, 100 shares are issued and outstanding and held by Acquiror. Except as contemplated by this Agreement and as set forth in Section
4.03 of the Acquiror Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Acquiror or any subsidiary of Acquiror, including Acquiror Sub ("Acquiror
                                                                 --------
Subsidiary"), obligating Acquiror or any Acquiror Subsidiary to issue or sell
- ----------
any shares of capital stock of, or other equity interests in, Acquiror or any Acquiror Subsidiary. Between March 31, 1996 and the date of this Agreement, no shares of Acquiror Common Stock have been issued by Acquiror, except pursuant to the options, warrants or other rights, agreements, arrangements and commitments described in Section 4.03 of the Acquiror Disclosure Schedule, in each case, in accordance with their respective terms. There are no outstanding contractual obligations of Acquiror or any Acquiror Subsidiary to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock, or any capital stock of, or any equity interests in, any Acquiror Subsidiary. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Acquiror's Certificate of Incorporation or Bylaws or any agreement to which Acquiror is a party or by which Acquiror is bound and will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

       SECTION 4.04.  Authority Relative to This Agreement.  Each of Acquiror
                      ------------------------------------
and Acquiror Sub has all necessary corporate power and authority to execute and deliver this Agreement and, with respect to the Merger, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Acquiror and Acquiror Sub and the consummation by Acquiror and Acquiror Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the issuance of Acquiror Common Stock pursuant to the Merger, the applicable rules and regulations of Nasdaq, and with respect to the Merger, the approval and adoption of this Agreement by the sole holder of the outstanding shares of Acquiror Sub and the filing and recordation of appropriate Certificate of Merger with the Secretary as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Acquiror and Acquiror Sub and, assuming the due authorization, execution and delivery of this Agreement by the Target, constitutes a legal, valid and binding obligation of each of Acquiror and Acquiror Sub enforceable against each of Acquiror and Acquiror Sub in accordance with its terms.

       SECTION 4.05.  No Conflict; Required Filings and Consents.  (a)  The
                      ------------------------------------------
execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub will not, subject to obtaining the consents, approvals, authorizations and permits and making the filings described in Section 4.05(b) and Section 4.05(b) of the Acquiror Disclosure Schedule, (i) conflict with or violate the Certificate of Incorporation or Bylaws of either Acquiror or any Acquiror Subsidiary, (ii) conflict with or violate any Law applicable to Acquiror or any Acquiror Subsidiary or by which any property or asset of any of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Acquiror or any Acquiror Subsidiary or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any Acquiror Subsidiary is a party or by which Acquiror or any Acquiror Subsidiary or any property or asset of any of them is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror or prevent Acquiror and Acquiror Sub from performing their respective obligations under this Agreement and consummating the Transactions.

           (b) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws, the HSR Act and filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law, (ii) as specified in Section 4.05(b) of the Acquiror Disclosure Schedule, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect on Acquiror and would not prevent or delay consummation of the Transactions, or otherwise prevent Acquiror or Acquiror Sub from performing their respective obligations under this Agreement.

       SECTION 4.06.  SEC Filings; Financial Statements.  (a)  Acquiror has
                      ---------------------------------
filed all forms, reports and documents required to be filed by it with the SEC since March 31, 1993 (collectively other than registration statements on Form S-8, the "Acquiror SEC Reports"). The Acquiror SEC Reports (i) at the time filed
        --------------------
complied in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed (or at the effective date thereof in the case of registration statements), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of Acquiror is currently required to file any form, report or other document with the SEC under Section 12 of the Exchange Act.

           (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Acquiror SEC Reports was prepared in accordance with U.S. GAAP throughout the periods indicated (except as may be indicated in the notes thereto and except that financial statements included with interim reports do not contain all U.S. GAAP notes to such financial statements) and each fairly presented in all material respects the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of Acquiror and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect on Acquiror.

           (c) Except (i) to the extent set forth on the balance sheet of the Acquiror as at December 31, 1995, including the Notes thereto (the "Acquiror 1995 Balance Sheet"), (ii) as set forth in Section 4.06 of
        ---------------------------
       the Acquiror Disclosure Schedule or (iii) disclosed in any SEC Report filed by the Acquiror after December 31, 1995, the Acquiror does not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with U.S. GAAP which would have a Material Adverse Effect, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1995.

           (d) The Acquiror has furnished to Target complete and correct copies of all material amendments and modifications (if any) that have not been filed by the Acquiror with the SEC to all agreements, documents and other instruments that previously had been filed by the Acquiror as exhibits to Acquiror SEC Reports and are currently in effect.

       SECTION 4.07.  Absence of Certain Changes or Events.  Since March 31,
                      ------------------------------------
1996, except as contemplated by, or disclosed pursuant to, this Agreement including Section 4.07 of the Acquiror Disclosure Schedule or disclosed by Acquiror to the Target in writing on the date hereof, or disclosed in any Acquiror SEC Report filed since March 31, 1996 and prior to the date of this Agreement, Acquiror and the Acquiror Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since March 31, 1996, there has not been (a) any event or events (whether or not covered by insurance), individually or in the aggregate, having a Material Adverse Effect on Acquiror, (b) any material change by Acquiror in its accounting methods, principles or practices, (c) any entry by Acquiror or any Acquiror Subsidiary into any commitment or transaction material to Acquiror or the Acquiror Subsidiaries, except in the ordinary course of business and consistent with past practice, (d) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Acquiror or any redemption, purchase or other acquisition of any of its securities, (e) other than pursuant to Acquiror's benefit plans any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business consistent with past practice, or (f) any agreement or arrangements made by the Acquiror or any Acquiror Subsidiary to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 4.07 untrue or incorrect as of the date when made.

       SECTION 4.08.  Absence of Litigation.  Except as disclosed in Section
                      ---------------------
4.08 of the Acquiror Disclosure Schedule or the Acquiror SEC Reports filed prior to the date of this Agreement, there is no claim, action, proceeding or investigation pending or, to the best knowledge of Acquiror, threatened against Acquiror or any subsidiary, before any arbitrator or Governmental Authority, which (a) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acquiror or (b) seeks to delay or prevent the consummation of the Merger. Neither Acquiror nor any Acquiror Subsidiary nor any property or asset of Acquiror or any Acquiror Subsidiary is in violation of any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

       SECTION 4.09.  Taxes.  (a)  Each of Acquiror and each Acquiror Subsidiary
                      -----
have (i) filed all federal and foreign tax returns required to be filed by it prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all taxes shown to be due on such returns and has paid all applicable ad valorem and value added taxes as are due and (iii) paid or accrued all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror. Except as set forth on Section 4.09 of the Acquiror Disclosure Schedule, neither the Internal Revenue Service nor any other taxing authority has asserted any claim for taxes, or to the best knowledge of Acquiror, is threatening to assert any claims for taxes, which claims, individually or in the aggregate, would have a Material Adverse Effect on Acquiror. Acquiror and each Acquiror Subsidiary have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all taxes required by law to be withheld or collected, except for amounts which would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror. Acquiror has not made an election under Section 341(f) of the Code. There are no liens for taxes upon the assets of Acquiror or any Acquiror Subsidiary (other than liens for taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror.

           (b) Acquiror has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

       SECTION 4.10.  Agreements, Contracts and Commitments.  Acquiror has not
                      -------------------------------------
breached, or received in any writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to any Acquiror SEC Reports ("Acquiror Material Contract") in such a manner as would permit any third party to cancel or terminate the same or would permit any third party to seek material damages from the Acquiror under any Acquiror Material Contract. Each Acquiror Material Contract that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder of which Acquiror is aware by any third party obligated to the Acquiror pursuant to any such Acquiror Material Contract.

       SECTION 4.11.  Ownership of Acquiror Sub; No Prior Activities.  (a)
                      ----------------------------------------------
Acquiror Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

           (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the Transactions and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Acquiror Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

       SECTION 4.12.  Brokers.  No broker, finder or investment banker (other
                      -------
than Broadview Associates ("Acquiror Banker")) is entitled to any brokerage,
                            ---------------
finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Acquiror or Acquiror Sub.

       SECTION 4.13.  Acquiror Common Shares.  The shares of Acquiror Common
                      ----------------------
Stock to be exchanged for Target Common Stock, when issued and delivered to the Exchange Agent for the benefit of the stockholders of Target pursuant to the Merger, will be (i) validly issued, fully paid and non-assessable, and free of pre-emptive rights with no personal liability attaching to the ownership thereof, (ii) registered in accordance with the provisions of this Agreement under the Securities Act, (iii) either registered or exempt from registration, as the case may be, under all applicable state securities or Blue Sky Laws, (vi) approved for trading on Nasdaq upon official notice of issuance and (v) except with respect to "affiliates" of the Acquiror or the Target, such shares will be freely tradeable without any restrictions upon transfer.

       SECTION 4.14.  Pooling Matters.  Neither Acquiror nor, to the best of
                      ---------------
Acquiror's knowledge, any of its affiliates, has, through the date of this Agreement, taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by the Target or any of its affiliates) would effect the ability of the Acquiror to account for the business combination to be effected by the Merger as a pooling of interests in accordance with U.S. GAAP and applicable SEC rules.


                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER
                     --------------------------------------

       SECTION 5.01.  Conduct of Business by the Target Pending the Merger.  The
                      ----------------------------------------------------
Target covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Target Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Acquiror shall otherwise agree in writing (which agreement shall not be unreasonably withheld or delayed), (1) the business of the Target shall be conducted only in, and the Target shall not take any action except in, the ordinary course of business and in a manner substantially consistent with past practice, (2) the Target shall use all commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Target and to preserve the current relationships of the Target with customers, suppliers and other persons with which the Target has significant business relations, and (3) the Target shall not:

           (a) amend or otherwise change its Certificate of Incorporation or Bylaws;

           (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of the Target of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Target (except for the issuance of shares of capital stock issuable pursuant to currently outstanding Target Options and rights pursuant to Plans currently in effect on the date hereof and described in Section 3.10 of the Target Disclosure Schedule), or (ii) any of the Target's assets, except for sales in the ordinary course of business and in a manner consistent with past practice;

           (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

           (d) reclassify, combine, split, divide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

           (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets; (ii) acquire (including, without limitation, by purchase, license or other technology transfer arrangement) any third party technology or rights to technology other than the acquisition of generally available hardware and software products acquired in the ordinary course of business and which have a cost not in excess of $100,000; (iii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for indebtedness incurred in the ordinary course of business and consistent with past practice and other indebtedness with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $100,000; (iv) enter into any contract or agreement material to the business, results of operations or financial condition of the Target other than in the ordinary course of business, consistent with past practice; (v) authorize any capital expenditure, other than capital expenditures included in Target's capital budget for 1996 which has been provided to Acquiror or set forth in
       Section 5.01(e)(iv) of the Target Disclosure Schedule; (vi) enter into or amend any contract, agreement, commitment or arrangement with any related party to Target; or (vii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

           (f) except in the ordinary course of business consistent with past practice and except in the case of officers for annual increases in compensation payable or to become payable to any officer of the Target consistent with past practices of the Target, (i) increase the compensation payable or to become payable to any director, officer or other employee, or grant any bonus, to, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Target, (ii) enter into any collective bargaining agreement, or (iii) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust or fund for the benefit of any director, officer or class of employees;

           (g) settle or compromise any pending or threatened litigation which is material or which relates to the transactions contemplated hereby, provided that nothing in this Section 5.01(g) will prohibit the Target's
       --------
       Board of Directors from settling or compromising any such litigation if, after consultation with independent counsel, the Target's Board of Directors believes that such action is necessary to comply with its fiduciary duties;

           (h) grant or convey to any person any rights, including, but not limited to, by way of sale, license or sub-license, in any of the Target's Intellectual Property other than the grant of licenses in the ordinary course of business and consistent with past practice which licenses do not involve committed or contingent payment obligations to the Target which may exceed $100,000;

           (i) enter into or amend any agreement with any person for the sale, licensing, development, marketing, distribution, manufacture or commercial exploitation of any of the Target's products or the Target's Intellectual Property other than any end user license agreement entered into in the ordinary course of business in which Target's liabilities and obligations are less than $50,000; or

           (j) abandon, or fail to pay any maintenance fees, or fail to renew any patent, copyright, trademark or service mark registration, or application for any of the foregoing, or license agreement, owned by the Target.

       SECTION 5.02.  Conduct of Business by Acquiror Pending the Merger.
                      --------------------------------------------------
Acquiror covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.02 of the Acquiror Disclosure Schedule or as contemplated by any other provision of this Agreement, unless the Target shall otherwise agree in writing (which agreement will not be unreasonably withheld or delayed), (i) the businesses of the Acquiror and each Acquiror Subsidiary shall be conducted only in, and the Acquiror shall not, and shall cause each Acquiror Subsidiary not to, take any action except in, the ordinary course of business and in a manner substantially consistent with past practice, and (ii) Acquiror shall not amend any of the terms or provisions of the Acquiror Common Stock.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS
                             ---------------------

       SECTION 6.01.  Registration Statement; Proxy Statement.  (a)  As promptly
                      ---------------------------------------
as practicable after the execution of this Agreement, Acquiror shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") including therein a combined
                         ----------------------
proxy statement to be sent to the stockholders of the Target (the "Proxy
                                                                   -----
Statement") and Prospectus, in connection with the registration under the
- ---------
Securities Act of the shares of Acquiror Common Stock to be issued to the stockholders of the Target pursuant to the Merger. Acquiror and the Target each shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Acquiror shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Acquiror Common Stock pursuant to the Merger. Each of the Target and Acquiror shall pay its own expenses incurred in connection with the Registration Statement, Proxy Statement and the Target's Stockholders' Meeting (as hereinafter defined), including, without limitation, the fees and disbursements of their respective counsel, accountants and other representatives, except that the Target and Acquiror each shall pay one-half of any printing, filing and other fees and expenses incurred in connection therewith. The Target shall furnish all information concerning the Target as Acquiror may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Target shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the unanimous recommendation of the Board of Directors of the Target in favor of the Merger, unless otherwise necessary due to the applicable fiduciary duties of the directors of the Target, as determined by such directors in good faith after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel), subject to Section 6.05.

       No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Acquiror or the Target without the approval of the other party, which shall not be unreasonably withheld. Acquiror and the Target each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

       Acquiror shall promptly prepare and submit to Nasdaq a listing application covering the shares of Acquiror Common Stock issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such

Acquiror Common Stock, subject to official notice of issuance and the Target shall cooperate with Acquiror with respect to such listing.

           (b) Acquiror represents, warrants and agrees that the information supplied by Acquiror for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Target, (iii) the time of the Target's Stockholder Meeting, and (iv) the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event or circumstance relating to Acquiror or any Acquiror Subsidiary, or their respective officers or directors, should be discovered by Acquiror which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Acquiror shall promptly inform the Target. Notwithstanding the foregoing, Acquiror and Acquiror Sub make no representation or warranty with respect to any information supplied by the Target or any of its representatives which is contained in the Registration Statement or Proxy Statement. All documents that Acquiror is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder.

           (c) The Target represents, warrants and agrees that the information supplied by the Target for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Target, (iii) the time of the Target's Stockholder Meeting, and (iv) the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event or circumstance relating to the Target, or its officers or directors, should be discovered by the Target which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Target shall promptly inform Acquiror. Notwithstanding the foregoing, the Target makes no representation or warranty with respect to any information supplied by Acquiror or any of its representatives in the Registration Statement or Proxy Statement. All documents that the Target is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder.

           (d) The Target, Acquiror and Acquiror Sub each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in the Registration Statement and the Proxy Statement; (ii) agrees to use all reasonable efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in the Registration Statement or the Proxy Statement; and (iii) agrees to cooperate, and agrees to use all reasonable efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) above in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities laws in the Registration Statement or the Proxy Statement.

       SECTION 6.02.  Target Stockholder Meeting.  The Target shall call and
                      --------------------------
hold a meeting of its stockholders (the "Target's Stockholder Meeting") as
                                         ----------------------------
promptly as practicable for the purpose of voting upon the approval of the Merger, and the Target shall use its best efforts to hold the Target's Stockholder Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Target shall use its best efforts to solicit from its stockholders proxies in favor of the approval of the Merger, and shall take all other action reasonably necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to obtain such approvals (including unanimously recommending such approval), unless otherwise necessary under the applicable fiduciary duties of the directors of the Target, as determined by its directors in good faith after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel).

       SECTION 6.03.  Appropriate Action; Consents; Filings.  (a)  The Target
                      -------------------------------------
and Acquiror shall use their best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or required to be taken by any Governmental Authority or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or the Target or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, including, without limitation, the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (B) the rules and regulations of the Nasdaq, (C) Delaware Law, (D) the HSR Act and any related governmental request thereunder, and (E) any other applicable Law; provided that Acquiror and the Target shall cooperate with each other in
- --------
connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Target and Acquiror shall use reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

           (b) (i) Each of Acquiror and the Target shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, their reasonable best efforts to obtain any third party consents (including those set forth in Section 3.05(a)(iii)), (A) necessary to consummate the Transactions, (B) disclosed or required to be disclosed in the Target Disclosure Schedule or the Acquiror Disclosure Schedule or (C) required to prevent a Material Adverse Effect from occurring prior to or after the Effective Time.

               (ii) In the event that Acquiror or the Target shall fail to obtain any third party consent described in subsection (b)(i) above, it shall use its best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon the Target and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

           (c) From the date of this Agreement until the Effective Time, each party shall promptly notify the other party of any pending, or to the best knowledge of such party, threatened, action, proceeding or investigation by or before any Governmental Authority or any other person
       (i) challenging or seeking material damages in connection with the Merger or the conversion of the Target Common Stock into Acquiror Common Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or, to the knowledge of such party, any Acquiror Subsidiary to own or operate all or any portion of the businesses or assets of the Target, which in either case is reasonably likely to have a Material Adverse Effect on the Target prior to the Effective Time, or a Material Adverse Effect on the Acquiror and the Acquiror Subsidiaries (including the Surviving Corporation) after the Effective Time.

       SECTION 6.04.  Access to Information; Confidentiality.  Subject to the
                      --------------------------------------
Confidentiality Agreement (as hereinafter defined), from the date hereof to the Effective Time, Acquiror and the Target will each provide to the other, during normal business hours and upon reasonable notice, access to all information and documents which the other may reasonably request regarding the business, assets, liabilities, employees and other aspects of the other party, other than information and documents that in the opinion of such other party's counsel may not be disclosed under applicable Law.

       SECTION 6.05.  No Solicitation of Transactions. The Target shall not,
                      -------------------------------
directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Target or any merger, consolidation, share exchange, business combination or other similar transaction with the Target or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that nothing
                                           --------  -------
contained in this Section 6.05 shall prohibit the Board from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited proposal in writing by such person to acquire the Target pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire all or substantially all of the assets of the Target received by the Board after the date of the Agreement, if, and only to the extent that, (a) the Board, after consultation with Target Banker and based upon the advice of outside counsel that such action is required in order for the Board not to breach its fiduciary duties to stockholders imposed by Delaware Law and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Target (i) gives Acquiror and Acquiror Sub as promptly as practicable prior written notice of the Target's intention to furnish such information or begin such discussions and (ii) receives from such person an executed confidentiality agreement on terms no less favorable to the Target than those contained in the Confidentiality Agreement. The Target shall notify Acquiror promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Acquiror, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Target agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Target is a party. The Target immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

       SECTION 6.06.  Indemnification of Directors and Officers.  Acquiror
                      -----------------------------------------
agrees for a period of five years after the Effective Time to preserve the assets of Target or otherwise to provide sufficient assets to Target to enable Target to adequately indemnify its former officers and directors for acts prior to the Effective Time. Acquiror further agrees that all rights to indemnification, including, without limitation, provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the present or former directors and officers of Target (collectively, the "Indemnified Parties"), as provided in Acquiror's Certificate of Incorporation or By-Laws or pursuant to any other agreements or similar documents, as in effect of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and this Agreement shall continue in force and effect for a period of five years from the Effective Time; provided,
                                                                     --------
however, that all rights to indemnification in respect of any and all claims (a
- -------
"Claim") asserted or made within such period shall continue until disposition of such Claim.

           (a) Acquiror shall maintain in effect for not less than three years after the Effective Time the current policies of directors' liability insurance and fiduciary liability insurance maintained by Target with respect to matters occurring prior to the Effective Time; provided,
                                                                 --------
       however, that (i) Acquiror may substitute therefor policies of
       -------
       substantially the same or better coverage containing terms and conditions which are not less advantageous in any material respect to the Indemnified Parties; (ii) Acquiror shall not be required to pay an annual premium for such insurance in excess of 125% of the premium in effect immediately prior to the Effective Time; and (iii) Acquiror shall control all negotiations with applicable brokers and insurers.

            (b) In the event that any action, suit, proceeding or investigation relating hereto or to the Transactions in commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and, subject to Acquiror's right to control the defense thereof (subject, in the case of any non-monetary settlement thereof, to the consent of the affected defendants whose consent shall not be unreasonably withheld), use their respective best efforts to assist in the defense or settlement of such matter so as to minimize the exposure of the parties thereunder.

           (c) This Section 6.06 is intended to benefit the Indemnified Parties and shall be binding upon all successors and assignees of the Acquiror and Target.

       SECTION 6.07.  Obligations of Acquiror Sub.  Acquiror shall take all
                      ---------------------------
action necessary to cause Acquiror Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to conditions set forth in this Agreement.

       SECTION 6.08.  Public Announcements.  (a) Acquiror and the Target shall
                      --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement prior to such consultation; and (b) prior to the Determination Date, the Target will not issue any other press release or otherwise make any statements regarding its business, except as may be required by Law or any listing agreement with the National Association of Securities Dealers, Inc. (the "NASD") to which the Target is a
                                              ----
party.

       SECTION 6.09.  Delivery of SEC Documents.  Each of the Target and
                      -------------------------
Acquiror shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

       SECTION 6.10.  Environmental Assessment.  The Target agrees that Acquiror
                      ------------------------
may perform or have performed on its behalf an environmental assessment of the owned or leased real property of the Target. The Target will give Acquiror and the officers, directors, employees, agents, consultants and representatives of Acquiror access to such owned or leased real property, including without limitation, access to enter upon and investigate and collect air, surface water, groundwater and soil samples, in order to conduct the environmental assessment. The Target will cooperate with Acquiror in connection with such assessment, including, without limitation, scheduling site visits as necessary to complete the assessment prior to the Effective Time. The environmental assessment conducted by Acquiror or on Acquiror's behalf shall be satisfactory to Acquiror in its sole and absolute discretion; provided, however,
                                                              --------  -------
that it is expressly agreed and understood that the delivery or contents of such report shall not under any circumstances be asserted by the Acquiror as grounds for termination of this Agreement or refusal to consummate the Transactions contemplated hereby.

       SECTION 6.11.  Notification of Certain Matters.  The Target shall give
                      -------------------------------
prompt notice to Acquiror, and Acquiror shall give prompt notice to the Target, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any material representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of the Target, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice
                           --------  -------
pursuant to this Section 6.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

       SECTION 6.12.  Further Action.  At any time and from time to time, each
                      --------------
party to this Agreement agrees, subject to the terms and conditions of this Agreement, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement at the earliest practicable time.

       SECTION 6.13.  Affiliates; Accounting and Tax Treatment.  Section 6.13 of
                      ----------------------------------------
the Target Disclosure Schedule lists the names and addresses of those persons who are, in the Target's reasonable judgment, "affiliates" of the Target within the meaning of Rule 145 under the Securities Act or otherwise under applicable SEC accounting releases without respect to pooling-of-interests accounting treatment (each, a "Target Affiliate"). The Target shall use its best efforts
                    ----------------
to obtain Affiliate Agreements in the form of Exhibit A hereto ("Affiliate
                                              ---------         ----------
Agreements") from (i) at least 30 days prior to the Effective Time, each of the
- ----------
officers, directors and stockholders of the Target specified in Section 6.13 of the Target Disclosure Schedule and (ii) any person who may be deemed to have become an affiliate of the Target (under Rule 145 under the Securities Act or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment) after the date of this Agreement and on or prior to the Effective Time as soon as practicable after the date on which such person attains such status. Each party hereto shall use their best efforts to cause the Merger to qualify, and shall not take any actions which would (or fail to take any actions the failure of which would) prevent the Merger from qualifying, for pooling-of-interests accounting treatment and as a reorganization qualifying under the provisions of Section 368(a) of the Code.

       SECTION 6.14.  Antitrust Laws.  As promptly as practical, Target,
                      --------------
Acquiror and Acquiror Sub shall make all findings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the Transactions. Subject to the terms of the Confidentiality Agreement, Target shall furnish to Acquiror and Acquiror Sub, and Acquiror and Acquiror Sub shall furnish to Target, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions.

       SECTION 6.15.  Tax Free Reorganization.  Acquiror and Target shall use
                      -----------------------
their respective best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.


                                  ARTICLE VII

                            CONDITIONS TO THE MERGER
                            ------------------------

       SECTION 7.01.  Conditions to the Obligations of Each Party.  The
                      -------------------------------------------
obligations of the Target, Acquiror and Acquiror Sub to consummate the Merger are subject to the satisfaction of the following conditions:

           (a) this Agreement and the Transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the stockholders of the Target in accordance with Delaware Law and the Target's Certificate of Incorporation and Bylaws and the rules of the NASD;

            (b) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an "Order") or statute, rule,
                                                -----
       regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

            (c) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect;

           (d) Acquiror and the Target shall have received from Nasdaq evidence that the shares of Acquiror Common Stock to be issued to the stockholders of the Target in the Merger shall be quoted on Nasdaq immediately following the Effective Time;

           (e) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated; and

           (f) Acquiror and Target shall each have received substantially identical written opinions from their respective counsel, Baker & McKenzie and Hale and Dorr, in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinions, counsel may rely upon (and, to the extent reasonably required, the parties and Target's stockholders shall make) reasonable representations related thereto; and

           (g) Acquiror and the Target shall have received the opinion of Price Waterhouse LLP and Ernst & Young LLP, respectively, dated as of the date on which the Registration Statement shall become effective and the Effective Time, to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

       SECTION 7.02.  Conditions to the Obligations of Acquiror and Acquiror
                      ------------------------------------------------------
Sub. The obligations of Acquiror and Acquiror Sub to consummate the Merger are subject to the satisfaction of the following further conditions:

           (a) the Target shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and each of the representations and warranties of the Target contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date and Acquiror shall have received a certificate of an executive officer of the Target to that effect; and

           (b) the Target shall not have become subject to any action or event which resulted in or may likely result in a Material Adverse Effect, provided, however, that Material Adverse Effect for purposes of this condition 7.02(b) shall not include any adverse effect resulting from an item expressly disclosed in the Target Disclosure Schedule dated 5/7/96 or directly attributable to reactions of customers or employees to the announcement of the Merger or a material national economic downturn; and

           (c) Acquiror shall have received from the Target "cold comfort" letters of Ernst & Young LLP of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA
                                                                    -----
       Statement") dated the date on which the Registration Statement shall
       ---------
       become effective and the Effective Time, respectively, and addressed to Acquiror, in form and substance reasonably satisfactory to Acquiror, in connection with the procedures undertaken by them with respect to the financial statements of the Target contained in the Registration Statement and the other matters contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the Merger; and

           (d) Acquiror shall have received from each Target Affiliate and any other person who may be deemed to have become an affiliate of the Target (under Rule 145 under the Securities Act or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment) after the date of this Agreement and on or prior to the Effective Time a signed Affiliate Agreement; and

           (e) Each of the persons identified in Part A to Section 7.02 of the Target Disclosure Schedule (the "Part A Employees") will continue to be
                                        ----------------
       employed by Target and Acquiror shall have received such written or other assurance as it shall reasonably require regarding the commitment of the Part A Employees to remain as employees of Acquiror following the Effective Time; and Target will use its best efforts to maintain substantially all persons identified in Part B of Section 7.02 of the Target Disclosure schedule (the "Part B Employees") as employees of
                                        ----------------
       Target; and

           (f) Target shall have used all commercially reasonable efforts to preserve substantially intact Target's business, organization, employees, and all relationships with customers and suppliers with which Target has or anticipates having significant business relations; and

           (g) Acquiror shall have received reasonable and adequate assurance, to its satisfaction, that (i) Target's OEM Source License Agreement dated 12/29/95 between Target and Object Power, Inc. does not include any binding and enforceable support obligations of Target and unless and until a separate written support agreement is executed by Target with Acquiror's written consent there will be no such binding and enforceable support obligations of Target thereunder; and (ii) Target's Reseller Agreement between Target and Cambridge Technology Group, Inc. shall not be applicable to any of Acquiror's products, including any of such products based upon or including Target's products, without Acquiror's written consent; and

           (h) Acquiror and Target shall have received all permits and authorizations necessary for the execution of this Agreement and the consummation of the transactions contemplated by this Agreement and Target shall have received consents or waivers under all contracts and agreements which might reasonably be interpreted as requiring such consent or waiver as a result of the Merger; and

           (i) Acquiror shall have received an opinion of Hale and Dorr, general counsel to Target, addressed to Acquiror, dated the Closing Date, and satisfactory in form and substance to Acquiror and its counsel, to the following effect:

               i. Target is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as then being conducted, and to enter into this Agreement and perform its obligations hereunder;

               ii. the authorized capitalization of Target is as stated in such opinion (which amounts shall be consistent with Target's representations and warranties and covenants herein); and all of the outstanding shares of capital stock of Target are validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof;

               iii. each subsidiary of Target is duly incorporated, validly existing and in good standing under the laws of its respective organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as then being conducted;

               iv. the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any corporate charter or bylaws or to the knowledge of such counsel, any instrument, agreement or commitment referred to in the Target Disclosure Schedule and, to the knowledge of such counsel, will not constitute a violation of any order, judgment or decree to which Target or any of its subsidiaries is a party or by which any of them or any of their respective assets or properties is or may be bound or require any approval or consent which has not been obtained under any instrument, agreement or commitment referred to in the Target Disclosure Schedule;

               v. to the knowledge of such counsel, no litigation, proceeding or investigation is pending or threatened against Target or any of its subsidiaries, except as previously disclosed to Acquiror pursuant to this Agreement or not required to be disclosed under this Agreement; and (B) neither Target nor any of its subsidiaries is subject to, in violation of, or in default with respect to any continuing judicial or administrative order, writ, injunction or decree applicable specifically to it or to its business, properties, assets or employees;

               vi. the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law applicable to Target or any of its subsidiaries, and no holder of Target Common Stock is entitled to dissent from the Merger under Delaware law; and

               vii. All corporate proceedings, including appropriate action by the Board of Directors and the shareholders of Target, necessary to authorize the execution and delivery by Target of this Agreement and its performance of its obligations hereunder have been duly and validly taken;and this Agreement constitutes a valid and binding obligation of Target, enforceable against it in accordance with its terms;

       and as to such other matters as Acquiror or its counsel may reasonably request. In providing such opinion, Hale and Dorr may rely, with respect to law other than the federal law of the United States, on the opinions of other counsel of established reputation reasonably satisfactory to Acquiror.

       SECTION 7.03.  Conditions to the Obligations of the Target.  The
                      -------------------------------------------
obligations of the Target to consummate the Merger are subject to the satisfaction of the following further conditions:

           (a) Acquiror and Acquiror Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time and each of the representations and warranties of Acquiror and Acquiror Sub contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date and the Target shall have received a certificate of an executive officer of Acquiror to that effect; and

           (b) the opinion of Target Banker, in the form included in the Proxy Statement, shall not have been withdrawn or modified in any materially adverse respect; and

           (c) Target shall have received from the Acquiror "cold comfort" letters of Price Waterhouse LLP of the kind contemplated by the AICPA Statement dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Acquiror, in form and substance reasonably satisfactory to Acquiror, in connection with the procedures undertaken by them with respect to the financial statements of the Target contained in the Registration Statement and the other matters contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the Merger; and

            (d) Acquiror shall have received from each Acquiror Affiliate and any other person who may be deemed to have become an affiliate of the Target (under Rule 145 under the Securities Act or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment) after the date of this Agreement and on or prior to the Effective Time a signed Affiliate Agreement; and

           (e) Acquiror and Target shall have received all permits and authorizations necessary for the execution of this Agreement and the consummation of the transactions contemplated by this Agreement and Target shall have received consents or waivers under all contracts and agreements which might reasonably be interpreted as requiring such consent or waiver as a result of the Merger; and

           (f) Acquiror shall have received an opinion of Baker & McKenzie, counsel to Acquiror, addressed to Target, dated the Closing Date, and satisfactory in form and substance to Target and its counsel, to the following effect:

               i. Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as then being conducted, and to enter into this Agreement and perform its obligations hereunder;

               ii. the authorized capitalization of Acquiror is as stated in such opinion (which amounts shall be consistent with Acquiror's representations and warranties and covenants herein);

               iii. the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any provision of or the termination of, or constitute a default under, the corporate charter or bylaws of Acquiror;

               iv. the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law applicable to Acquiror, except where such violation will not result in a Material Adverse Event;

               v. all corporate proceedings necessary to authorize the execution and delivery by Acquiror of this Agreement and its performance of its obligations hereunder have been duly and validly taken; and this Agreement constitutes a valid and binding obligation of Target, enforceable against it in accordance with its terms.

               vi. The Acquiror Common Shares issued in the Merger will be, when issued in accordance with the Agreement, duly authorized, validly issued, fully paid and nonassessable.

               vii. The Acquiror Common Shares issued in the Merger have been registered under the Securities Act pursuant to the Registration Statement and have been authorized for listing on the Nasdaq National Market.

       In providing such opinion, Baker & McKenzie may rely, with respect to law other than the federal law of the United States, on the opinions of other counsel of established reputation reasonably satisfactory to Acquiror.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

       SECTION 8.01.  Termination.  This Agreement may be terminated and the
                      -----------
Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby, as follows:

           (a) by mutual written consent duly authorized by the Boards of Directors of each of Acquiror, Acquiror Sub and the Target;

           (b) by either Acquiror or the Target, if either (i) the Effective Time shall not have occurred on or before September 10, 1996; provided,
                                                                     --------
       however, that the right to terminate this Agreement under this Section
       -------
       8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or
       (ii) there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order has not complied with its obligations under Section 6.03(a);

           (c) by Acquiror, if (i) the Board of Directors of the Target withdraws its recommendation of this Agreement or the Merger or shall have resolved to do so, or (ii) the Board of Directors of the Target shall have recommended to the stockholders of the Target any Business Combination Transaction (as hereinafter defined) or resolved to do so, or
       (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Target is commenced, and the Board of Directors of the Target fails to recommend against the stockholders of the Target tendering their shares into such tender offer or exchange offer;

           (d) by the Target, if, in the exercise of its good faith judgment (subject to Section 6.05) as to its fiduciary duties to its stockholders under applicable law, the Board of Directors of the Target determines, after consultation with counsel and in reliance upon the advice thereof, that such termination is required by such fiduciary duties by reason of a proposal that either constitutes a Business Combination Transaction or may reasonably be expected to lead to a Business Combination Transaction (a "Business Combination Transaction Proposal"); provided that any
           -----------------------------------------    --------
       termination of this Agreement by the Target pursuant to this Section 8.01(d) shall not be effective until the Target has made payment of the full fee required by Section 8.02(a) hereof;

           (e) by Acquiror, if the stockholders of the Target shall have failed to approve and adopt this Agreement, the Merger and other Transactions at a meeting duly convened therefor;

           (f) by Acquiror, upon a breach of any representation, warranty, covenant or agreement on the part of the Target set forth in this Agreement, or if any representation or warranty of the Target shall have become untrue, in either case such that the conditions set forth in
       Section 7.02(a) would not be satisfied (a "Terminating Target Breach");
                                                  -------------------------
       provided, however, that, if such Terminating Target Breach is curable by
       --------
       the Target through the exercise of its best efforts and for so long as the Target continues to exercise such best efforts, Acquiror may not terminate this Agreement under this Section 8.01(f); or

           (g) by the Target, upon breach of any representations, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, or if any representation or warranty of Acquiror shall have become untrue, in either case such that the conditions set forth in
       Section 7.03(a) would not be satisfied ("Terminating Acquiror Breach");
                                                ---------------------------
       provided, however, that, if such Terminating Acquiror Breach is curable
       --------
       by Acquiror through best efforts and for so long as Acquiror continues to exercise such best efforts, the Target may not terminate this Agreement under this Section 8.01(g).

       SECTION 8.02.  Fees and Expenses.  (a)  The Target shall pay Acquiror a
                      -----------------
fee (an "Alternative Proposal Fee") of $2,500,000, which amount is inclusive of
         ------------------------
all of Acquiror Acquisition Expenses (as hereinafter defined), if:

               (i) this Agreement is terminated pursuant to Section 8.01(c) or
           (d); or

               (ii) this Agreement is terminated pursuant to Section 8.01(e) as a result of the failure of the stockholders of the Target to approve the Merger and a Business Combination Transaction Proposal shall have been made prior to such termination, and any Business Combination Transaction is thereafter consummated within 18 months of such termination.

As used herein, the term "Business Combination Transaction" shall mean any of
                          --------------------------------
the following involving the Target: (1) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Transactions); (2) any sale, lease, exchange, transfer or other disposition (other than a pledge or mortgage) of 25% or more of the assets of the Target in a single transaction or series of transactions; or (3) the acquisition by a person or entity or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 20% or more of the shares of Target Common Stock, whether by tender offer, exchange offer or otherwise.

           (b) Acquiror shall be entitled to receive the Acquiror Acquisition Expenses (but not the Alternative Proposal Fee) in immediately available funds in the event that this Agreement is terminated by Acquiror pursuant to Section 8.01(b) (subject to the proviso thereof) or Section 8.01(f). Target shall be entitled to receive the Target Acquisition Expenses in immediately available funds in the event that this Agreement is terminated by Target pursuant to Section 8.01(b) (subject to the proviso thereof) or Section 8.01(g).

            (c) In the event of termination of this Agreement and the abandonment of the Merger pursuant to Section 8.01, all obligations of the parties hereto shall terminate except the obligations of the parties pursuant to this Section 8.02 and Sections 8.03, 8.04, 9.03, 9.04, 9.05, 9.06, 9.07, 9.08, 9.09, 9.11 and 9.12 and pursuant to the Confidentiality Agreement. No termination of this Agreement pursuant to Section 8.01(f) or 8.01(g) shall prejudice the ability of a non-breaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity. Notwithstanding the foregoing, if Acquiror is required to file suit to seek the Alternative Proposal Fee, and it ultimately succeeds on the merits, it shall be entitled to all expenses, including attorneys' fees, which it has incurred in enforcing its rights under this Section 8.02.

           (d) As used herein, "Acquisition Expenses" means all out-of-pocket
                                --------------------
       expenses and fees actually incurred or accrued by a party or on their respective behalf in connection with the Transactions prior to the termination of this Agreement (including, without limitation, all fees and expenses of counsel, financial advisors, banks or other entities providing financing (including financing, commitment and other fees payable thereto), accountants, environmental and other experts and consultants to a party and its affiliates, and all printing and advertising expenses) and in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the Transactions, any agreements relating thereto and any filings to be made in connection therewith.

           (e) Except as set forth in this Section and Section 6.01, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated. Notwithstanding the foregoing, the Acquiror shall pay all filing fees required in connection with any HSR filings.

           (f) Any amounts due pursuant to this Section 8.02 shall be paid in immediately available funds within three days of delivery of written notice demanding same.

       SECTION 8.03.  Amendment.  This Agreement may be amended by the parties
                      ---------
hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption
                       --------  -------
of this Agreement and the Transactions by the stockholders of the Target, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Target Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

       SECTION 8.04.  Waiver.  Except as otherwise provided under Delaware law,
                      ------
at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

       SECTION 9.01.  Non-Survival of Representations, Warranties and
                      -----------------------------------------------
Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time, except that the agreements set forth in Articles I and II and Section 6.06 shall survive the Effective Time indefinitely.

       SECTION 9.02.  Notices.  All notices, requests, claims, demands and other
                      -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

       if to Acquiror or Acquiror Sub:

       Borland International, Inc.
       100 Borland Way
       Scotts Valley, California 95066
       Attention: General Counsel
       Facsimile: (408) 431-4171

       with a copy to:

       Peter M. Astiz, Esq.

       Baker & McKenzie
       660 Hansen Way
       Palo Alto, California 94303
       Facsimile: (415) 856-9299

       if to the Target:

       Open Environment Corporation
       25 Travis Street
       Boston, Massachusetts 02134
       Attention: President
       Facsimile: (617) 562-5942

       with a copy to:

       John A. Burgess, Esq.
       Hale and Dorr
       60 State Street
       Boston, Massachusetts 02109
       Facsimile: (617) 526-5000


       SECTION 9.03.  Certain Definitions.  For purposes of this Agreement, the
                      -------------------
term:

           (a) "affiliate" of a specified person means a person who, directly or
                ---------
       indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person;

           (b) "beneficial owner" with respect to any shares means a person who
                ----------------
       shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or any person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

           (c) "business day" means any day on which the principal offices of
                ------------
       the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the New York, New York;

           (d) "control" (including the terms "controlled by" and "under common
                -------                        -------------       ------------
       control with") means the possession, directly or indirectly or as trustee
       ------------
       or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

            (e) "person" means an individual, corporation, partnership, limited
                 ------
       partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

           (f) "subsidiary" or "subsidiaries" of any person means any
                ----------      ------------
       corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns or has rights to acquire, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

       SECTION 9.04.  Severability.  If any term or other provision of this
                      ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

       SECTION 9.05.  Assignment; Binding Effect; Benefit.  Neither this
                      -----------------------------------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article II and Sections 6.06 and 6.13 (collectively, the "Third Party
 -----------

Provisions"), nothing in this Agreement, expressed or implied, is intended to
- ----------
confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

       SECTION 9.06.  Incorporation of Schedules.  The Target Disclosure
                      --------------------------
Schedule and the Acquiror Disclosure Schedule referred to herein and signed for identification by the parties hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

       SECTION 9.07.  Specific Performance.  The parties hereto agree that
                      --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

       SECTION 9.08.  Governing Law.  EXCEPT TO THE EXTENT THAT DELAWARE LAW IS
                      -------------
MANDATORILY APPLICABLE TO THE MERGER AND THE RIGHTS OF THE STOCKHOLDERS OF THE TARGET AND ACQUIROR SUB, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED WHOLLY IN THAT STATE. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY FEDERAL COURT SITTING IN THE COUNTY OF SAN FRANCISCO IN THE STATE OF CALIFORNIA.

       SECTION 9.09.  Forum.  Acquiror and the Target for themselves, their
                      -----
successors and assigns, hereby (a) irrevocably submit to the exclusive jurisdiction of the federal courts located in the State of California and agree and consent that service of process may be made upon any of them in any legal proceeding arising exclusively out of or in connection with this Agreement or the Transactions by service of process as provided by California law, (b) irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any litigation arising exclusively out of or in connection with this Agreement or the Transactions brought in the federal courts located in the State of California, (c) for such purposes irrevocably waive any claims that any litigation brought in any such court has been brought in an inconvenient forum, (d) agree to designate and maintain an agent for service of process in the State of California, in connection with any such litigation and to deliver to the other party evidence thereof, (e) irrevocably consent to the service of process with respect to any of the aforementioned courts in any such litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to such party and its counsel at their addresses set forth herein, and (f) irrevocably agree that any legal proceeding against Acquiror or the Target arising out of or in connection with this Agreement or its obligations hereunder shall be brought in the federal courts of the State of California.

       SECTION 9.10.  Headings.  The descriptive headings contained in this
                      --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

       SECTION 9.11.  Counterparts.  This Agreement may be executed and
                      ------------
delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

       SECTION 9.12.  Waiver of Jury Trial.  Each of Acquiror, the Target and
                      --------------------
Acquiror Sub hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Acquiror, the Target or Acquiror Sub in the negotiation, administration, performance and enforcement thereof.

       SECTION 9.13.  Entire Agreement.  This Agreement, the Target Disclosure
                      ----------------
Schedule, the Acquiror Disclosure Schedule, the confidentiality agreement, dated January 10, 1996, (the "Confidentiality Agreement"), between the Target and
                        -------------------------
Acquiror, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

       IN WITNESS WHEREOF, Acquiror, Acquiror Sub and the Target have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                            BORLAND INTERNATIONAL, INC.



                            By                /s/
                               -------------------------------------------
                               Name: Robert H. Kohn
                               Title:  Senior Vice President and Secretary


                            ASPEN ACQUISITION CORP.



                            By                 /s/
                               -------------------------------------------
                               Name: Robert H. Kohn
                               Title:  Vice President and Secretary


                            OPEN ENVIRONMENT CORPORATION



                            By                 /s/
                               -------------------------------------------
                               Name: Adam Honig
                               Title: President